Exhibit 10.9

EXECUTED VERSION

SECOND AMENDMENT TO REGO II REAL ESTATE SUB-RETENTION AGREEMENT
THIS SECOND AMENDMENT TO REGO II REAL ESTATE SUB-RETENTION AGREEMENT, dated as of the 18th day of June, 2024, effective as of the 1st day of May, 2024 (this “Amendment”), between ALEXANDER’S, INC., a Delaware corporation having an address at 210 Route 4 East, Paramus, New Jersey 07652 (“Agent”), and VORNADO REALTY L.P., a Delaware limited partnership having an office at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 (“Sub-Agent”).
RECITALS
WHEREAS, Rego II Borrower, LLC (“Owner”) and Agent are parties to that certain Rego II Real Estate Retention Agreement, dated as of November 30, 2011, as amended by the First Amendment to Rego II Real Estate Retention Agreement, dated as of the date hereof (such agreement, as so amended, the “Retention Agreement”; all capitalized terms used, but not defined, herein shall have the meanings set forth in the Retention Agreement), pursuant to which Agent was appointed to act as special real estate consultant to Owner in connection with the premises now known as the “Lower Unit” in the Declaration establishing a Plan for Condominium ownership of the Rego II Condominium, located at 61-01 Junction Boulevard, Rego Park, New York, dated as of March 8, 2013 and recorded in the Office of the City Register as CRFN 2013000458265;
WHEREAS, Agent and Sub-Agent are parties to that certain Real Estate Rego II Sub-Retention Agreement, dated as of November 30, 2011, as amended by the First Amendment to Rego II Real Estate Sub-Retention Agreement, dated as of December 22, 2014 (such agreement, as so amended, the “Original Sub-Retention Agreement”), between Agent and Sub-Agent, pursuant to which Agent appointed Sub-Agent to perform the acts and duties of Agent under the Retention Agreement; and
WHEREAS, Agent and Sub-Agent now wish to amend the Original Sub-Retention Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and Sub-Agent hereby agree to amend the Original Sub-Retention Agreement as follows:
1.Paragraph II.C.1(g) is hereby amended and restated in its entirety as follows:
•    (g) In the event that a party other than Sub-Agent is a procuring broker who is entitled to a fee, in the event of a lease or sublease, the three percent/two percent/one percent (3%-2%-1%) schedule set forth in paragraphs II.C.1(a)(i), (ii) and (iii) above shall not be applicable and instead Sub-Agent shall be entitled to 33.33% of the fee payable to such procuring broker, and Agent (rather than Sub-Agent) shall pay the fee payable to such procuring broker. With respect to any sale, assignment or In Lieu Asset Transaction, the fees payable by Agent shall not be increased, and Sub-Agent shall pay any third party procuring broker's fee out of Sub-Agent's fee payable pursuant to this Agreement. For any given transaction described in the immediately preceding sentence, Agent shall be responsible for the payment of only one fee in the amounts set forth herein.

2.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original and all of such counterparts shall constitute one and the same instrument.
3.All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Original Sub-Retention Agreement or the Retention Agreement, as the case may be. This Amendment is incorporated into and made a part of the Sub-Retention Agreement, and the Sub-Retention Agreement and terms, conditions and provisions of the Sub-Retention Agreement are ratified and confirmed in all respects and is and shall continue to be in full force and effect and effect as modified and amended hereby.
4.This Amendment constitutes the entire understanding and agreement of the parties in connection with the subject matter hereof and may not be amended except in a writing executed by the parties hereto.
5.This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
6.This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.
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IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment as of the date first above written.

AGENT:

ALEXANDER’S, INC., a Delaware corporation

By:	/s/ Steven J. Borenstein
Name: Steven J. Borenstein
Title: Secretary

SUB-AGENT:

VORNADO REALTY L.P., a Delaware limited partnership

By:    Vornado Realty Trust, a Maryland real estate     investment trust

By:	/s/ Thomas J. Sanelli
Name: Thomas J. Sanelli
Title: EVP-Finance